UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

API TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35214	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Road, Suite 210

Orlando, FL 32819

(Address of principal executive offices, including zip code)

(855) 294-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On April 22, 2016, pursuant to the Agreement and Plan of Merger, dated as of February 28, 2016 (the “Merger Agreement”), by and among API Technologies Corp. (the “Company”), RF1 Holding Company (“Parent”) and RF Acquisition Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2016, and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, on April 22, 2016 the Company paid in full, and discharged, all of the amounts outstanding under the Credit Agreement, dated February 6, 2013, by and among the Company, as borrower, the lenders party thereto, and Guggenheim Corporate Funding, LLC, as administrative agent (the “Agent”) (as amended, supplemented or modified from time to time, the “Credit Agreement”), and the Credit Agreement and the related loan documents and collateral security documents entered into in connection with the Credit Agreement were terminated. The Company also paid a prepayment premium in an amount equal to 1% of the amount of the term loans prepaid.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, other lending transactions and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above and Item 5.01 below is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on April 22, 2016 the Company notified the NASDAQ Capital Market (“NASDAQ”) that the Merger had been completed and requested that NASDAQ (i) suspend trading of the common stock of the Company, par value $0.001 per share (“Company Common Stock”) on NASDAQ and (ii) file with the SEC a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the Company Common Stock from NASDAQ and to deregister the Company Common Stock under Section 12(b) of the Exchange Act. Pursuant to the Company’s requests to NASDAQ, the listing of the Company Common Stock on NASDAQ was suspended after the conclusion of trading on April 22, 2016. As a result, the Company Common Stock is no longer listed on NASDAQ.

Additionally, the Company intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

The information disclosed in the Introduction and Item 3.03 below is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Upon the completion of the Merger on April 22, 2016 (the “Effective Time”), each share of Company Common Stock issued and outstanding as of immediately prior to the Effective Time (other than as described in the Merger Agreement) was cancelled and extinguished and automatically converted into the right to receive $2.00 cash, without interest thereon (the “Per Share Price”). Company restricted stock units and Company options were cancelled and converted into the right to receive the Per Share Price, less, with respect to Company options, the exercise price per share underlying such Company options, if any. Additionally, each share of special voting stock, par value $0.001 per share, of the Company issued and outstanding as of immediately prior to the Effective Time was cancelled and extinguished without any conversion thereof or consideration paid therefor.

The information set forth in the Introduction and Item 3.01 above and in Item 5.01 below is incorporated by reference into this Item 3.03.

Item 5.01. Change of Control of Registrant.

On April 22, 2016, pursuant to the Merger Agreement, Merger Sub merged with and into the Company. As a result of the Merger, the Company became a wholly owned subsidiary of Parent.

The Merger consideration was funded through the use of proceeds of new debt and equity raised by Parent. The aggregate amount of the Per Share Price payable upon completion of the Merger was approximately $113.36 million.

The information set forth in the Introduction and Item 3.03 above and Item 5.02 below is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, as of the Effective Time, each of Brian R. Kahn, Matthew E. Avril, Melvin L. Keating and Kenneth J. Krieg (the “Former Directors”) ceased serving as members of the board of directors of the Company and, in connection therewith, the Former Directors also ceased serving on any committees of which such Former Directors were members. Further, as of the Effective Time, Brian R. Kahn ceased serving as Chairman of the Company.

In accordance with the Merger Agreement, as of the Effective Time, the directors of Merger Sub immediately prior to the Effective Time, Robert Tavares, Louis N. Mintz and Glenn M. Shor, became the directors of the Company, as the surviving corporation. Committees of the board of directors of the Company, as the surviving corporation, have not been established. Further, at the Effective Time, the officers of Merger Sub immediately prior to the Effective Time, Robert Tavares, President and Chief Executive Officer, Eric F. Seeton, Senior Vice President and Chief Financial Officer, Louis N. Mintz, Chairman and Assistant Secretary, Glenn M. Shor, Vice President, Treasurer and Assistant Secretary, and David L. Rattner, Secretary, became the officers of the Company, as the surviving corporation.

The information set forth in the Introduction above is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

In accordance with the Merger Agreement, at the Effective Time, (i) the certificate of incorporation of the Company immediately prior to the Effective Time was amended and restated to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, provided that such certificate of incorporation was amended so that the name of the surviving corporation was “API Technologies Corp.”, and (ii) the by-laws of Merger Sub immediately prior to the Effective Time became the by-laws of the Company.

The foregoing descriptions of the certificate of incorporation and the by-laws of the Company do not purport to be complete and are subject, and qualified in their entirety by reference, to the full texts of such certificate of incorporation and by-laws, as applicable, which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On April 22, 2016, the Company and Parent issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Exhibits and Financial Statements.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of API Technologies Corp.

3.2	Second Amended and Restated Bylaws of API Technologies Corp.

99.1	Press Release issued by API Technologies Corp. and RF1 Holding Company on April 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API TECHNOLOGIES CORP.

By:	/s/ Eric Seeton
Name: Eric Seeton
Title: Chief Financial Officer

Date: April 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of API Technologies Corp.

3.2	Second Amended and Restated Bylaws of API Technologies Corp.

99.1	Press Release issued by API Technologies Corp. and RF1 Holding Company on April 22, 2016.